Exhibit 10.1

Lock-Up Agreement Extension and Right of First Refusal

August 19, 2020

Board of Directors

Adial Pharmaceuticals, Inc.

1001 Research Park Blvd.

Charlottesville, VA 22911

Ladies and Gentlemen:

The undersigned previously entered a Lock-Up Agreement dated December 12, 2019 (the “Lock-Up Agreement”) in the favor of Adial Pharmaceuticals, Inc. (“Adial”). To now induce Adial to permit the sale of 350,000 shares of common stock, par value $0.001 per share of Adial (“Shares”) to First Choice International Company, Inc. (the “Permitted Sale”) on or about the date hereof, the undersigned hereby agrees to extend the Lock-Up Period (as that term is defined in the Lock-Up Agreement) from January 1, 2021 until April 1, 2021. All other terms of the Lock-Up Agreement remain unchanged

Additionally, as further inducement to allow the Permitted Sale, the undersigned warrant and agree that Adial will have a right of first refusal (the “ROFR”) to invest in any debt of equity financings (each a “Financing”) of Privée Clinics, LLC, a Delaware limited liability company, and any subsidiaries or controlled affiliates (collectively, “Privée”) that occur within twenty-four (24) months of the date first hereof, but not including the investment of the proceeds of the Permitted Sale.

Under the ROFR, Privée shall notify Adial of its intention to pursue a Financing, including the material terms thereof, by providing written notice thereof by registered mail, overnight courier service addressed to Adial or email to the Chief Executive Officer of Adial with a reply received back from Adial. If Adial, fails to exercise its ROFR with respect to any Financing within ten (10) business days after the mailing of such written notice or email reply, then Adial shall have no further claim or right with respect to such Financing. Adial may elect, in its sole and absolute discretion, not to exercise its ROFR with respect to any Financing and any such election by Adial shall not adversely affect Adial with respect to any other Financing during the twenty-four (24) month period agreed to above. If the terms of any Financing are changed to be materially from those disclosed to Adial, then the Financing will be deemed a new Financing and Adial’s ROFR shall apply.

The undersigned warrant that they will use their individual and collective best efforts to ensure Adial enjoys the full value of the ROFR, including retaining the ability to provide the ROFR and causing Privée to enter an agreement directly with Adial for the ROFR.

Johnson-Adial Lock-Up Agreement Extension and Right of First Refusal	Page 1 of 2

Very truly yours,

/s/ Bankole A. Johnson
Bankole A. Johnson

MEDICO-TRANS COMPANY, LLC

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Manager

EN FIDECOMISO DE MI VIDA 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

EN FIDECOMISO DE TODOS MIS SUENOS GRANTOR RETAINED ANNUITY TRUST DATED JUNE 27, 2017

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

EN FIDEICOMISO DE MIS SUENOS 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

DE MI AMOR 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

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